SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): May 9, 2006


                        SOUTHCOAST FINANCIAL CORPORATION




Incorporated under the      Commission File No. 0-25933      I.R.S. Employer
laws of South Carolina                                     Identification No.
                                                                57-1079460




                           530 Johnnie Dodds Boulevard

                       Mt. Pleasant, South Carolina 29464

                            Telephone: (843) 884-0504

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitve Agreement.

        See Item 5.02 (c) below.

Item 4.01   Changes in Registrant's Certifying Accountant.

     On May 9, 2006, the Audit Committee of the registrant engaged Clifton D. Bodiford, CPA, to audit the consolidated financial statements of the registrant for the year ended December 31, 2006. During the registrant's two most recent fiscal years, and any subsequent interim period prior to May 9, 2006, neither the registrant nor anyone on its behalf consulted the newly engaged accountant with respect to any accounting matter.

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

     (b) On May 12, 2006, Robert M. Scott, Executive Vice President and Chief Financial Officer of the registrant, retired. Mr. Scott will continue to serve as a director of the registrant.

     (c) On May 12, 2006, William C. "Clay" Heslop became the Senior Vice President and Chief Financial Officer of the registrant. Mr. Heslop is 30 years old and holds his offices at the pleasure of the Board of Directors of the registrant. From October 1999 to June 2001 Mr. Heslop was an accountant with Yandle & Yandle, CPAs, Charlotte, North Carolina. From July 2001 to December 2002 Mr. Heslop was an accountant with Tourville, Simpson & Caskey, L.L.P., CPAs, Columbia, South Carolina. From January 2003 to April, 2006, Mr. Heslop practiced as a Certified Public Account with Elliott Davis, LLC, in Columbia, South Carolina, where he concentrated his practice on community banks, including the registrant. Mr. Heslop will receive a salary of $100,000.00 per year plus such other benefits as are provided to executive officers of the registrant. The registrant has agreed to employ him for three years or pay his salary and benefits for three years if it terminates his employment other than for cause.











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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SOUTHCOAST FINANCIAL CORPORATION
                                    (Registrant)



Date:  May 15, 2006          By:    /s/ William C. Heslop
                                    --------------------------------------------
                                    William C. Heslop
                                    Senior Vice President and
                                    Chief Financial Officer